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                                                                    EXHIBIT 10.1

                   GENERAL RELEASE AND SEPARATION AGREEMENT
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     This General Release and Separation Agreement (hereafter "Agreement") is entered into this 30th day of May, 2000, between Neil R. Young (the "Executive"), and Grubb & Ellis Company, a Delaware corporation (the "Company").

WHEREAS, the Executive is the Chief Executive Officer and President of the Company pursuant to an Employment Agreement entered into as of February 22, 1996, as amended, which expires on June 30, 2000 (the "Employment Agreement");

WHEREAS, the Company and the Executive mutually agree that the period of the Executive's employment shall not be extended beyond June 30, 2000;

WHEREAS, the Company and the Executive now wish to document the termination of their employment relationship and fully and finally to resolve all matters between them;

THEREFORE, in exchange for the good and valuable consideration set forth herein, the adequacy of which is specifically acknowledged, the Executive and the Company hereby agree as follows:

     1.  Resignation of Employment.  The Executive hereby resigns all positions
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that the Executive holds as an officer of the Company and all subsidiaries of the Company, and all positions that the Executive holds on the Board of Directors of the Company and on the Boards of Directors of any of the Company's subsidiaries, and the Company accepts such resignations, effective May 25, 2000 (the "Resignation Date"). The Executive further resigns his employment with the Company effective December 31, 2000.

     2.  Payment of Base Salary and Benefits Through June 30, 2000.  The Company
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shall pay to the Executive his current base salary and all benefits through June
30, 2000. Such payments shall be made in accordance with the Company's regular payroll practices. No later than June 15, 2000, the Company shall pay to the Executive in a lump sum an amount equal to all accrued vacation, less applicable withholding.

     3.  Payment of Bonus for the Fiscal Year Ending June 30, 2000.  The Company
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shall pay to the Executive the bonus described in the Employment Agreement with respect to the fiscal year ending June 30, 2000, except that the bonus shall be the sum of (i) a pro-rated bonus based upon the Company's actual net income for the period from July 1, 1999 through April 30, 2000 and, (ii) 100 percent of the Executive's monthly base salary for each of May and June 2000. Said bonus shall be paid on or before June 15, 2000 in accordance with the Company's regular payroll practices.

     4.  Consulting Period.  For the period commencing July 1, 2000 and ending
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December 31, 2000 (the "Consulting Period"), the Executive shall make himself available to the Company, as the Company may request, as a consultant. The Company shall pay the Executive an aggregate of $225,000 (two hundred twenty-five thousand dollars) for his availability as a

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consultant, whether or not the Executive is requested to provide services. Said payment shall be made in accordance with the Company's regular payroll practices.

     5.  Separation Pay.  For a period beginning on January 1, 2001 and ending
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on December 31, 2001, the Company shall pay the Executive his current monthly base salary, as provided by the Employment Agreement (the "Separation Pay"). In addition, the Company shall continue all benefits or their equivalent, as provided by the Employment Agreement, for the period beginning on July 1, 2000 and ending on June 30, 2001. Payments of base salary shall be made in accordance with the Company's regular payroll practices.

     6.  Stock Options.  Effective as of the date of Board approval, the Company
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shall cancel all options to purchase stock in the Company that the Executive has
(whether or not then vested) as of June 30, 2000. The number of options cancelled total 465,000 (four hundred sixty-five thousand). The Company shall purchase such options for $1,622,125 (one million six-hundred twenty-two thousand one hundred twenty-five dollars) (the "Option Payment"). The Option Payment shall be made in two equal installments. One-half of the Option Payment shall be made on or before June 15, 2000. One-half of the Option Payment shall be made on or before August 15, 2000. In the event that for a period of 20 (twenty) or more consecutive trading days ending on or before December 31, 2000, the last reported sales price for the common stock of the Company is more than $7 (seven dollars), then the Company shall pay to the Executive in a lump sum $302,250 (three hundred two thousand two hundred fifty dollars) (the "Supplemental Option Payment"). Said Supplemental Option Payment shall be made on or before January 15, 2001.

     7.  Change Of Control.  In the event that there is a signed agreement on or
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before December 31, 2000 that leads to a "Change of Control" as defined in the
Grubb & Ellis Company Executive Change of Control Plan (the "Plan") dated as of May 10, 1999, then the Executive shall be entitled to the salary and bonus payments described in the Plan as if the Executive were still in the Company's employ, less all Separation Pay paid pursuant to this Agreement. In the event that the Executive is entitled to payments under the Change of Control Plan, said payments shall be calculated based upon his base salary during the last 12 (twelve) months of the Executive's employment and the highest bonus under the Company's bonus plan for the last three full calendar years prior to the Effective Date of the Plan, annualized as may be required by the terms of the Plan.

     8.  General Release of Claims by the Executive.
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               (a)  The Executive, on behalf of himself and his executors, heirs, representatives and assigns, hereby agrees to release and forever discharge Grubb & Ellis Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present directors, shareholders, officers, general or limited partners, employees, agents, and attorneys, and agents and representatives of such entities, and employee benefit plans in which the Executive is or has been a participant by virtue of his employment with Company, from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits,

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          expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys' fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, "Claims"), which the Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the Resignation Date, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever the Executive's employment by the Company or the separation thereof, and any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, claims of any kind that may be brought in any court or administrative agency, any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Older Workers Benefit Protection Act, the Fair Labor
          Standards Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, and similar state or local statutes, ordinances, and regulations.

  (b) In accordance with the Older Workers Benefit Protection Act of 1990, the Executive acknowledges that he is aware of the following:

          (i) He has a right to consult with an attorney before accepting this offer;

          (ii) He has 21 days from the date this offer is received to consider this offer; and

          (iii) He has seven days after accepting this offer to revoke his acceptance, and his acceptance will not be effective until that revocation period has expired.

  9.      Release of Claims By The Company. The Company hereby agrees to release
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and forever discharge the Executive and his executors, heirs, representatives and assigns, from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys' fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, "Claims"), which the Company has or may have against the Executive based on any events or circumstances that are known to the Board of Directors of the Company.

  10.     Nondisparagement.  The Executive agrees that neither he nor anyone
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acting by, through, or in concert with him, shall disparage or otherwise communicate negative statements or opinions about the Company, its Board members, officers, employees or business. The Company agrees that neither it nor anyone acting by, through or in concert with the Company shall disparage or otherwise communicate negative statements or opinions about the Executive.

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     11.  Cooperation.  The Executive agrees to give reasonable cooperation to
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the Company in any pending or future litigation or arbitration brought against the Company and in any investigation the Company may conduct.

     12.  Confidential Information; Return of Company Property.
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Except as may be required by law, the Executive shall maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity, any information relating to, or to be used in, any litigation or arbitration in which the Company is a party, or any confidential or proprietary information of or relating to the Company, including, without limitation, confidential or proprietary information or trade secrets with respect to the Company's operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment, or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such information. The parties hereby stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information or trade secrets and affect the successful conduct of the businesses of the Company and any successor or assignee of the Company.

     The Executive shall deliver to the Company within 10 (ten) business days of the Resignation Date all originals and copies of correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company's customers, business plans, marketing strategies, products, processes or business of any kind and/or which contain proprietary information or trade secrets which are in the possession or control of the Executive or his agents. The Executive shall return to the Company within 10 (ten) business days of the Resignation Date all property of the Company in his possession or control.

     13.  Taxes.  To the extent any taxes may be due on the payments to the
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Executive provided in this Agreement beyond any withheld by the Company, the
Executive agrees to pay them himself and to indemnify and hold the Company and the other entities released herein harmless for any tax claims or penalties resulting from such payments. The Company will pay any excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on any payments under this Agreement that are determined to be "parachute payments" under Section 280G of the Code.

     14.  In the Event of a Claimed Breach.  All controversies, claims and
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disputes arising out of or relating to this Agreement, including without limitation any alleged violation of its terms, shall be resolved by final and binding arbitration before a single neutral arbitrator in Chicago, Illinois, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association ("AAA"). The arbitration shall be commenced by filing a demand for arbitration with the AAA within 14 (fourteen) days after the filing party has given notice of such

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breach to the other party. The arbitrator shall award the prevailing party attorneys' fees, as well as the costs and expenses of the arbitration, including expert fees, if any.

     15.  Choice of Law.  This Agreement shall in all respects be governed and
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construed in accordance with the laws of the State of Illinois, including all matters of construction, validity and performance, without regard to conflicts of law principles.

     16.  Notices.  All notices, demands or other communications regarding this
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Agreement shall be in writing and shall be sufficiently given if either personally delivered or sent by registered or certified mail, return receipt requested, postage paid, addressed as follows:

If to the Company:
                    Grubb & Ellis Company
                    2215 Sanders Road, 4th Floor
                    Northbrook, Illinois 60062

                    Attn:  General Counsel

If to the Executive:
                    Neil R. Young
                    1501 Braun Road
                    Sturtevant, WI 53177

     17.  Severability.  Except as otherwise specified below, should any portion
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of this Agreement be found void or unenforceable for any reason by a court of competent jurisdiction, the parties intend that such provision be limited or modified so as to make it enforceable, and if such provision cannot be modified to be enforceable, the unenforceable portion shall be deemed severed from the remaining portions of this Agreement, which shall otherwise remain in full force and effect. If any portion of this Agreement is so found to be void or unenforceable for any reason in regard to any one or more persons, entities, or subject matters, such portion shall remain in full force and effect with respect to all other persons, entities, and subject matters. This paragraph shall not operate, however, to sever either party's obligation to provide the binding release to all entities intended to be released hereunder.

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     18.  Understanding and Authority.  The parties understand and agree that
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all terms of this Agreement are contractual and are not a mere recital, and represent and warrant that they are competent to covenant and agree as herein provided.

     The parties have carefully read this Agreement in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all parties.

     IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed the foregoing on the dates shown below.

NEIL R. YOUNG                                GRUBB & ELLIS COMPANY


/s/ Neil R. Young                            /s/ Reuben Leibowitz
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                                             By: Reuben Leibowitz

                                             Title:  Director

Date     5/30/00                             Date          5/30/00
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